Exhibit 10.13
EQUITY EXCHANGE RIGHT AGREEMENT
THIS EQUITY EXCHANGE RIGHT AGREEMENT (this “Agreement”) is made and entered into as of                , 2021, by and between Robinhood Markets, Inc., a Delaware corporation (the “Company”), and [NAME] (“Founder”). Each of the foregoing parties is referred to herein as a “Party” and collectively as the “Parties”.
WHEREAS, in connection with the Company’s initial public offering of one or more classes of its stock, par value $0.0001, in the public securities market (the “IPO”), the Company’s board of directors (the “Board”), at a meeting duly called and held prior to the date hereof, determined it to be advisable and in the best interests of the Company and its stockholders for the Company to implement a multi-class common stock structure (the “Multi-Class Structure”) comprised of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), entitling holders thereof to one (1) vote per share, Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”), entitling holders thereof to ten (10) votes per share, and Class C Common Stock, par value $0.0001 per share, entitling holders thereof to (0) zero votes per share, with such Multi-Class Structure to take effect pursuant to the Amended and Restated Certificate of Incorporation (as defined below) immediately prior to the completion of the IPO;
WHEREAS, in connection with the IPO, the Board, at a meeting duly called and held prior to the date hereof, and the stockholders of the Company, acting by written consent in lieu of a meeting prior to the date hereof, approved an Amended and Restated Certificate of Incorporation of the Company (the “Amended and Restated Certificate of Incorporation”), which provides, among other things, that each share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), issued and outstanding or held as treasury stock immediately prior to the effectiveness of the filing of the Amended and Restated Certificate of Incorporation (the “Effective Time”) will, automatically and without further action by any stockholder, be reclassified as, and become, one (1) share of Class A Common Stock;
WHEREAS, Founder holds awards of restricted stock units covering shares of Common Stock, which restricted stock units will be outstanding as of immediately prior to the Effective Time as set forth in Exhibit A (each, a “Founder Equity Award”) and the shares of Common Stock covered by each Founder Equity Award will be reclassified as, and become, shares of Class A Common Stock pursuant to the Amended and Restated Certificate of Incorporation at the Effective Time, and each Founder Equity Award has been granted under the Company’s Amended and Restated 2013 Stock Plan or 2020 Equity Incentive Plan and the award agreement memorializing each Founder Equity Award (collectively, the “Equity Documents”);
WHEREAS, as part of the Company’s implementation of the Multi-Class Structure, the Board, at a meeting duly called and held prior to the date hereof, determined it to be advisable and in the best interests of the Company and its stockholders, and the stockholders of the Company, acting by written consent in lieu of a meeting prior to the date hereof, approved, for Founder to be provided with the right to require the Company to exchange shares of Class A Common Stock that Founder acquires upon the vesting and settlement of his Founder Equity Awards for shares of Class B Common Stock on a one share-for-one share basis, subject to the terms and conditions set forth in this Agreement; and.
WHEREAS, the Parties intend that no gain or loss will be recognized in any Exchange (as defined below) pursuant to Sections 368(a)(1)(E) and/or 1036 of the Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement shall constitute a “plan of reorganization” within the meaning of Treasury Regulation Sections 1.368-2(g) and 1.368-3(a).

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the Parties agree as follows:
ARTICLE I.
PUT RIGHT AND EXCHANGE AND ISSUANCE OF CLASS B COMMON STOCK
1.1.    Grant of Put Right. Subject to the terms and conditions of this Agreement, the Company hereby irrevocably grants to Founder the right (the “Put Right”) to require the Company to exchange any shares of Class A Common Stock that Founder acquires on or following the Effective Time as a result of the vesting and settlement of his Founder Equity Awards (each, a “Put Eligible Share”) for shares of Class B Common Stock on a one share-for-one share basis, net of any applicable withholding taxes; provided, however, if the Company becomes aware of any obligation to deduct or withhold any taxes as a result of, or with respect to, such exchange, the Company shall notify Founder of such obligation at least five (5) business days before the completion of such exchange and shall cooperate with Founder to reduce or eliminate any such deduction or withholding to the extent permitted by applicable law (the “Exchange”).
1.2.    Exercise of Put Right.
(a)    The Put Right with respect to such Put Eligible Share will be exercisable by Founder by submitting a completed and fully-executed notice in the form attached hereto as Exhibit B (the “Put Right Notice”) to the Company on or prior to the Expiration Date (as defined in Section 1.5 below) with respect to such Put Eligible Share. The Put Right will be deemed to have been exercised immediately prior to 5:00 p.m. Pacific Time on the date of timely delivery of a Put Right Notice with respect to such Put Eligible Share.
(b)    Failure to deliver a Put Right Notice prior to 5:00 p.m. [Pacific] Time on the applicable Expiration Date for any Put Eligible Share will constitute an irrevocable waiver of the Put Right with respect to such Put Eligible Share.
(c)    A Put Right cannot be exercised by Founder with respect to any Put Eligible Share more than once. Further, Founder will have no Put Right pursuant to this Agreement with respect to any share of Class A Common Stock that is acquired by Founder following the Effective Time other than as a result of the vesting and settlement of a Founder Equity Award.
1.3.    Exchange of Shares. Within ten (10) business days after the Company’s receipt of a properly executed Put Right Notice, the Company shall complete the Exchange for the specified number of Put Eligible Shares indicated in such Put Right Notice (“Exercised Shares”) by issuing a number of shares of Class B Common Stock to Founder equal to such specified number, subject to the completion of any actions reasonably necessary to be taken by Founder in order for the Company to complete such Exchange, including delivering to the Company such instruments of transfer or other documentation as may be reasonably required to evidence that the Exercised Shares have been duly transferred to the Company; provided that the Company shall not complete such Exchange unless and until any consents of, or actions by or in respect of, or filings with, any governmental authority (including pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, including the rules and regulations promulgated thereunder) that the Company determines in good faith, within [10] business days after receipt of such Put Right Notice, are required with respect to such Exchange have been made and obtained. In addition, the Company and Founder may mutually agree in writing to effect any Exchange through procedures and timing requirements other than those set forth in this Section 1.3. Upon the effectiveness of such Exchange, the Company will deliver (or cause its transfer agent to deliver) to

Founder such documentation as may be reasonably required to evidence that the shares of Class B Common Stock have been duly and validly issued and delivered to Founder in exchange for the Exercised Shares.
1.4.     Rights to Exercised Shares Following Exchange. Upon the effectiveness of the Exchange, Founder will no longer have any rights as a holder of the Exercised Shares that are the subject of the Exchange. Such Exercised Shares will be deemed to have been exchanged for the shares of Class B Common Stock received in connection with Founder’s exercise of the Put Right in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered to the Company. The Founder hereby agrees to execute such instruments and other documentation that may be reasonably necessary to cause such Exercised Shares to be cancelled or transferred to the Company, including, if applicable, on the books of the Company’s transfer agent.
1.5.    Termination of Put Right. The Put Right will terminate with respect to the applicable shares of Class A Common Stock on the following date(s) (each, an “Expiration Date”):
(a)    With respect to any shares of Class A Common Stock subject to a Founder Equity Award that have not become Put Eligible Shares, the Expiration Date will be the date such Founder Equity Award is forfeited pursuant to the applicable Equity Documents; and
(b)    With respect to any Put Eligible Shares, the Expiration Date will be the earliest of:
(i)    the date on which Founder sells, transfers or otherwise disposes of such Put Eligible Shares; and
(ii)    the Final Conversion Date (as defined in the Amended and Restated Certificate of Incorporation).
ARTICLE II.
REPRESENTATIONS AND WARRANTIES OF FOUNDER
Founder hereby represents and warrants to the Company, with respect to the transactions contemplated hereby, as follows:
2.1.    Ownership; Authority. Founder has the full right, power and authority to enter into this Agreement. Assuming the due authorization, execution and delivery by the Company, this Agreement constitutes a valid and binding agreement of Founder, enforceable against Founder in accordance with its terms (subject to applicable bankruptcy, insolvency, examinership, fraudulent transfer, reorganization, liquidation, dissolution, moratorium and other similar laws affecting or relating to creditors’ rights generally and subject to general principles of equity). Upon consummation of an Exchange contemplated hereby, the Company will acquire from Founder good and marketable title to the Exercised Shares subject to such Exchange, free and clear of any and all liens, encumbrances and restrictions (except for restrictions on transfer arising under applicable securities laws or as set forth or contemplated by this Agreement, the governing documents of the Company (including the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company that will become effective immediately following the Effective Time (the “Amended and Restated Bylaws”)) or any other agreements to which Founder and the Company are a party, and subject to applicable bankruptcy, insolvency, examinership, fraudulent transfer, reorganization, liquidation, dissolution, moratorium and other similar laws affecting or relating to creditors’ rights generally and subject to general principles of equity).

2.2.    Governmental Authorization. The execution and delivery by Founder of this Agreement and the effectiveness of this Agreement require no consent of, or action by or in respect of, or filing with, any governmental authority on the part of Founder (excluding, for the avoidance of doubt, the filing by the Company of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware). For purposes of this Agreement, “governmental authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof.
2.3.    Noncontravention. The execution, delivery and performance by Founder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (a) violate any governing document, including any trust agreement, applicable to Founder, (b) subject to the consents, actions and filings referred to in Sections 1.3 and 2.2, violate any provision of, or result in the breach of, any applicable law, (c) require any consent or other action under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Founder or to the loss of any benefit to which Founder is entitled under any provision of any agreement or other instrument binding upon Founder or (d) result in the creation or imposition of any lien on any of the Founder Equity Awards or the shares of Class A Common Stock underlying such Founder Equity Awards, other than restrictions on transfer arising under applicable securities laws or as set forth or contemplated by this Agreement, the governing documents of the Company (including the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws), that certain voting agreement among Founder and [Baiju Bhatt][Vladimir Tenev] and certain of their respective affiliates and the Company, dated as of [   ], 2021 (the “Voting Agreement”), or any other agreements to which Founder and the Company are a party.
2.4.    Restricted Securities; Rule 144. Founder understands that any shares of Class B Common Stock Founder receives in connection with any Exchange will be characterized as “restricted securities” under the Securities Act of 1933, as amended (“Securities Act”), because such shares are being acquired from the Company in a transaction not involving a public offering within the meaning of the Securities Act and in exchange for shares acquired from the Company in a transaction not involving a public offering, and that under the Securities Act and the rules and regulations promulgated thereunder, such shares may be resold without registration under the Securities Act only in certain limited circumstances, and subject to the restrictions under the Amended and Restated Certificate of Incorporation and in compliance with all applicable state securities laws. Founder understands and hereby acknowledges that any shares of Class B Common Stock Founder receives in connection with any Exchange must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is otherwise available and resold in compliance with all applicable state securities laws. Founder is aware of the provisions of Rule 144 promulgated under the Securities Act, which permit limited resales of shares purchased in a transaction not involving a public offering, subject to the satisfaction of certain conditions.
2.5.    Legends. It is understood that each certificate or book entry position representing any shares of Class B Common Stock Founder receives in connection with any Exchange, and any securities issued in respect thereof or exchange therefor, shall bear a legend in substantially the following form (in addition to any legend required under applicable non-U.S. or state securities laws or agreements to which Founder is a party):
“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY NON-U.S. OR STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED

EXCEPT IN COMPLIANCE THEREWITH. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION COMPLIES WITH THE ACT AND ANY APPLICABLE NON-U.S. OR STATE SECURITIES LAWS.
THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND BYLAWS OF THE ISSUER CURRENTLY IN EFFECT (THE “ORGANIZATIONAL DOCUMENTS”), WHICH, AMONG OTHER THINGS, SPECIFY CERTAIN ACTIONS OR TRANSACTIONS THAT WOULD RESULT IN THE AUTOMATIC CONVERSION OF SUCH SECURITIES INTO SHARES OF CLASS A COMMON STOCK. COPIES OF THE ORGANIZATIONAL DOCUMENTS MAY BE OBTAINED FROM THE ISSUER UPON REQUEST.”
ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company hereby represents and warrants to Founder, with respect to the transactions contemplated hereby, as follows:
3.1.    Corporate Existence. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.
3.2.    Due Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, including the issuance and delivery of the shares of Class B Common Stock in connection with each Exchange hereunder, are within the corporate powers of the Company and have been duly authorized by all necessary corporate action on the part of the Company and the Company’s stockholders. Assuming the due authorization, execution and delivery by Founder, this Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, examinership, fraudulent transfer, reorganization, liquidation, dissolution, moratorium and other similar laws affecting or relating to creditors’ rights generally and subject to general principles of equity).
3.3.    Governmental Authorization. The execution and delivery by the Company of this Agreement and the effectiveness of this Agreement require no consent of or action by or in respect of, or filing with, any governmental authority, other than the filing by the Company of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.
3.4.    Noncontravention. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not (a) violate any provision of the governing documents of the Company (including the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws), (b) subject to the consents, actions and filings referred to in Sections 1.3 and 3.3, violate any provision of, or result in the breach of, any applicable law, (c) require any consent of or other action by any person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company or to the loss of any benefit to which the Company is entitled under any provision of any agreement or other instrument binding upon the Company or (d) result in the creation or imposition of any lien on the shares of Class B Common Stock issued and delivered in connection with any Exchange hereunder other than as set forth or contemplated by this Agreement, the governing documents of the Company (including the Amended and Restated Certificate of Incorporation and the Amended and

Restated Bylaws), the Voting Agreement or any other agreements to which Founder and the Company are a party.
3.5.    Valid Issuance of Shares. The shares of Class B Common Stock to be issued and delivered in connection with each Exchange hereunder, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable. The shares of Class B Common Stock to be issued and delivered in connection with any Exchange hereunder shall have the rights, powers, restrictions, privileges and preferences set forth in the Company’s certificate of incorporation and bylaws in effect at the time of such Exchange.
ARTICLE IV.
EFFECTIVENESS
4.1.    Effectiveness. This Agreement shall become effective concurrently with the Effective Time.
ARTICLE V.
GENERAL PROVISIONS
5.1.    Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware without regard to principles of conflicts of law thereof.
5.2.    Successors and Assigns. No Party may assign its rights or delegate its obligations under this Agreement without the prior written consent of the other Parties. Subject to the immediately preceding sentence, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Parties.
5.3.    Entire Agreement; Amendment. Other than the rights, restrictions and preferences provided for (a) the Founder Equity Awards pursuant to the Equity Documents and (b) the Class B Common Stock pursuant to the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws, this Agreement, including the exhibits attached hereto, constitutes the full and entire understanding and agreement between the Parties with respect to the subject matter hereof. Neither this Agreement nor any term hereof may be amended or modified other than by a written instrument signed by each Party, and no term hereof may be waived other than by a written instrument signed by the Party sought to be charged with such waiver.
5.4.    Counterparts. This Agreement may be executed in counterparts (including by facsimile, electronic or .pdf transmission), each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.
5.5.    No Guarantee of Continued Service. Founder acknowledges and agrees that neither the execution of this Agreement nor the existence of the Put Right granted hereunder constitutes an express or implied promise of continuous employment or service with the Company for any period, or at all, and that neither the execution of this Agreement nor the existence of the Put Right granted hereunder will interfere in any way with Founder’s right or the right of the Company to terminate Founder’s employment or service at any time, with or without cause.
5.6.    Tax Consequences. The Parties intend that no gain or loss will be recognized in any Exchange pursuant to Sections 368(a)(1)(E) and/or 1036 of the Code. The Parties adopt this Agreement as a plan of reorganization within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a). Notwithstanding the foregoing, Founder has reviewed with his own tax advisors the federal, state, local and foreign tax consequences of the Put Right and the Exchange, the Founder Equity Awards and the

potential acquisition of shares of Class A Common Stock thereunder, the potential investment in shares of Class B Common Stock and the transactions contemplated by this Agreement. Founder is relying solely on such advisors and not on any statements or representations of the Company or any of its agents in connection with the transactions contemplated hereby, except for the representations and warranties of the Company expressly set forth in Article III.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first above written.

ROBINHOOD MARKETS, INC.

By:
Name:
Title:

[FOUNDER]

By: